SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 17, 2006
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NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Substitution Agreement

On June 17, 2006, NT Holding Corp (the “Company”), entered into a Substitution Agreement (the “Substitution Agreement”) with Grand Canal Entertainment, Inc. (“Grand Canal”). The parties had previously entered into an agreement on April 7, 2006, wherein the Company had sold all of the Company’s interest in Tagalder C3 Holdings to Grand Canal in exchange for 39,702,080 shares of Grand Canal. Due to certain subsequent events, the parties have mutually determined that it is in the best interest of each of the parties that Grand Canal return the interest in Tagalder C3 Holdings to the Company and that the Company will be obligated to provide Grand Canal with substitute consideration agreeable to Grand Canal within 60 days of the date of the Substitution Agreement.

Purchase and Sale Agreement

On June 19, 2006, the Company entered into a Purchase and Sale Agreement with System Wealth Limited (“System Wealth”) wherein the Company agreed to transfer all of its interests in Tagalder C3 Holdings to System Wealth in exchange for $800,000 to be paid in installments over a six month period.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Substitution Agreement is incorporated by reference and attached hereto as exhibit 2.1, and the Purchase and Sale Agreement is incorporated by reference and attached hereto as exhibit 2.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2006	NT HOLDING CORP.

/s/ Chun Ka Tsun
By: Chun Ka Tsun
Its: Chief Executive Officer and Director